Exhibit 10.3

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

FIFTH AMENDMENT

This Fifth Amendment, effective as of the date set forth above the signatures of the parties below, further amends the Exclusive Patent License Agreement dated July 6, 1987 (the “4405 LICENSE AGREEMENT”) between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY (“M.I.T.”), a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts, 02139, USA and AMERICAN SUPERCONDUCTOR CORPORATION (“COMPANY”), a Delaware corporation having its principal office at 2 Technology Drive, Westborough, MA 01581.

WHEREAS, M.I.T. is the owner of certain patent rights relating to M.I.T. Case No. 4405, “Process for Making Superconducting Oxides (in Usable Form) by Oxidation of Alloys of the Metallic Constituents,” by John B. Vander Sande and Gregory J.Yurek that are the subject of the 4405 LICENSE AGREEMENT;

WHEREAS, COMPANY wishes to enter into a cross license agreement (hereinafter referred to as “SCLA”) with Sumitomo Electric Industries (hereinafter referred to as “SEI”) to gain access to patents held by SEI that may be useful to COMPANY in its general activities and as partial consideration wishes to provide SEI with a sublicense to certain of the rights granted COMPANY in the 4405 LICENSE AGREEMENT;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree to modify the 4405 LICENSE AGREEMENT as follows:

1.	This Amendment is effective if signed by COMPANY on or prior to April 18, 2003.

2.	This Amendment and M.I.T.’s agreement contained herein shall be valid only during the time period that both of the following two statements are true:

i.	The executed SCLA between COMPANY and SEI obligates COMPANY to make payments totaling [**] dollars to SEI as partial consideration for the SCLA, and

ii.	The SCLA requires SEI to pay royalties to COMPANY for sales of LICENSED PRODUCTS of [**] percent ([**]%).

3.	The parties agree that for the purposes of this Amendment, the following terms shall have the following meanings.

“1st RECOVERY DATE” shall mean the date after which cumulative net royalties paid to COMPANY by SEI under the SCLA exceed $[**].

“2nd RECOVERY DATE” shall mean the date after which cumulative net royalties paid to COMPANY by SEI under the SCLA exceed $[**].

“3rd RECOVERY DATE” shall mean the date after which cumulative net royalties paid to COMPANY by SEI under the SCLA exceed $[**].

“4th RECOVERY DATE” shall mean the date after which cumulative net royalties paid to COMPANY by SEI under the SCLA exceed $[**].

4.	As required by Article 2.4 of the 4405 LICENSE AGREEMENT, M.I.T. hereby provides its written agreement for the term of this Amendment that COMPANY may sublicense the PATENT RIGHTS to SEI at a royalty rate of [**] percent ([**]%) instead of the [**] percent ([**]%) royalty rate called for in Article 4.1(b). Should COMPANY sublicense the PATENT RIGHTS to SEI at any rate other than [**]% then COMPANY’S obligation to M.I.T. under Article 4.1(b) for payment of royalties on net sales made by SEI under the SCLA shall be [**] percent ([**]%).

5.	For all sales made by SEI during the time period that the SCLA requires SEI to pay royalties to COMPANY of [**] percent ([**]%), COMPANY’S obligation to M.I.T. under Article 4.1(b) for payment of royalties on net sales made by SEI under the SCLA for LICENSED PRODUCTS shall be according to the following:

[**] percent ([**]%) until the 1st RECOVERY DATE and then:

[**] percent ([**]%) until the 2nd RECOVERY DATE and then:

[**] percent ([**]%) until the 3rd RECOVERY DATE

and then:

[**] percent ([**]%) until the 4th RECOVERY DATE and then:

and thereafter royalties due M.I.T. on net sales made by SEI under the SCLA shall be [**] percent ([**]%).

6.	Article 5.2 is amended by adding the following sentence to the end of the paragraph:

Notwithstanding the existing terms of Article 5.2, COMPANY shall only be required to report on business conducted by SEI during the preceding [**] quarters within thirty days after March 1st and September 1st of each year.

7.	COMPANY shall notify M.I.T. in writing within thirty days of the following events:

a.	when all the provisions of paragraph 2 are first met;
b.	if and when any of the provisions of paragraph 2 are no longer true; and
c.	after achieving the 1st and the 2nd and the 3rd, and the 4th RECOVERY DATES.

The EFFECTIVE DATE of this Agreement is April 18, 2003

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Lita L. Nelson	By:	/s/ Alexis P. Malozemoff
Name:	Lita L. Nelson, Director	Name:	Alexis P. Malozemoff
Title:	Technology Licensing Office	Title:	Chief Technical Officer